UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2018 (July 10, 2018)

Bluerock Residential Growth REIT, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36369	26-3136483
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

712 Fifth Avenue, 9th Floor New York, NY 10019
(Address of principal executive offices)

(212) 843-1601
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b)       Gary T. Kachadurian has advised the Board of Directors (the “Board”) of Bluerock Residential Growth REIT, Inc. (the “Company,” “we,” “us,” or “our”) that he has decided not to stand for re-election for an additional term as a director at the Company’s 2018 annual meeting of stockholders (the “Annual Meeting”), and resigned from his position as a director of the Company effective as of July 10, 2018. Mr. Kachadurian has served on the Board since 2014, and the Company and the Board are grateful to Mr. Kachadurian for his distinguished service. Mr. Kachadurian will remain as an advisor to the Company, and has confirmed to the Board that his decision not to stand for re-election as a director does not arise from any disagreement on any matter relating to the Company’s operations, policies or practices, nor regarding the general direction of the Company.

(d)       To fill the vacancy resulting from Mr. Kachadurian’s resignation, on July 10, 2018, based upon the recommendation of its Nominating and Corporate Governance Committee, the Board elected Ms. Elizabeth Harrison as a director with immediate effect, to serve for the remaining term of the Company’s current directors until the Company’s 2018 annual meeting of stockholders, at which the Company will nominate her for re-election to the Board. The Board has determined that Ms. Harrison is an independent director under the listing standards of the NYSE American, and the election of Ms. Harrison facilitates the Board’s initiative to increase its independence and diversity. In connection with her election to the Board, Ms. Harrison was also appointed to the Board’s Compensation Committee and its Nominating and Corporate Governance Committee.

Ms. Harrison co-founded and is CEO and Principal of Harrison & Shriftman (“H&S”), a full-service marketing, branding and public relations agency with offices in New York, Miami and Los Angeles. Since its founding in 1995, Ms. Harrison has been responsible for the firm’s operations and strategic development, while overseeing communications, partnerships and marketing for clients that include real estate developers, hotel properties and travel technology companies on a global level. H&S was a 2002 top entrepreneurial leader in Inc. magazine’s list of 500 fastest growing private companies, and in 2003, Ms. Harrison organized the sale of H&S to Omnicom Group, a leading global marketing and corporate communications company. In 2011, H&S became the complementary sister-agency of Ketchum, a leading global communications consultancy. Ms. Harrison has also served as a director on the boards of Love Heals and the Alison Gertz Foundation for AIDS Education.

There is no arrangement or understanding between Ms. Harrison and any other persons pursuant to which Ms. Harrison was selected as a director, and there are no transactions involving Ms. Harrison requiring disclosure under Item 404(a) of Regulation S-K.

As a member of the Board and certain of its committees, effective as of July 10, 2018, Ms. Harrison will participate in the Company’s standard non-employee director compensation program (prorated for the length of her service during the current Board term), as described further under “Compensation of Directors” in the Company’s Annual Report on Form 10-K for its fiscal year ended 2017, filed with the Securities and Exchange Commission (the “SEC”) on March 13, 2018.

In connection with her election to the Board, the Company expects to enter into an indemnification agreement with Ms. Harrison in substantially the form entered into by the Company with its other directors and previously filed by the Company with the SEC. The indemnification agreement requires the Company to indemnify Ms. Harrison to the fullest extent permitted by the Maryland General Corporation Law. The foregoing description of the indemnification agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the indemnification agreement, which will be filed by the Company as an exhibit to a future filing with the SEC.

ITEM 7.01	REGULATION FD DISCLOSURE.

On July 16, 2018, the Company issued a press release announcing the resignation of Mr. Kachadurian from the Board, and the election of Ms. Harrison to the Board. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended. The information set forth in this Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated July 16, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEROCK RESIDENTIAL growth reit, INC.

Dated: July 16, 2018	By:	/s/ Christopher J. Vohs
Christopher J. Vohs Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 16, 2018